Exhibit 4



The following is the text of a voting undertaking signed by Andrew Rickman, a stockholder of Bookham.



                                   UNDERTAKING
                                   -----------

Bookham Technology plc
90 Milton Park
Abingdon
Oxfordshire
OX14 4RY

Nortel Networks Corporation
8200 Dixie Road
Suite 100
Brampton
Ontario
L6T 5P6 Canada

                                                                  7 October 2002

Dear Sirs,

Combination of Bookham Technology plc with the Optical Amplifier and Optical Transmitter and Receiver Businesses of Nortel Networks Corporation

In consideration of Nortel Networks Corporation entering into an acquisition agreement, for the sale of the assets included in the optical amplifier and optical transmitter and receiver businesses of Nortel Networks Corporation and certain of its subsidiaries (the "Business") to Bookham Technology plc ("Bookham"), a draft of which is attached to this letter marked "A" and initialled only for the purposes of identification (the "Acquisition"),

I, the undersigned, hereby irrevocably confirm, undertake, warrant and agree for myself and (in respect of (a) to (c) only) my respective heirs, estates and successors to and with each of Nortel Networks Corporation and Bookham that:

(a) I will exercise or procure the exercise of the votes attached to the Ordinary Shares (details of which are set out in the Schedule below) for the purpose of approving each of the ordinary resolutions numbered one to four and the special resolution numbered five (the "Resolutions") as set out in the notice of the extraordinary general meeting of Bookham (the "Extraordinary General Meeting") which is to be attached to the circular to be distributed to the shareholders of Bookham relating, inter alia, to the Acquisition (the "Circular"), the final proof of such Circular is attached to this letter marked "B" and initialed only for the purposes of identification (the "Notice"); such Ordinary Shares are the only shares in Bookham in which I am interested;

(b) I will exercise or procure the exercise in the same way of the votes attached to any additional shares that I may acquire from the date hereof;

(c) I will not, from the date hereof and until that of the Extraordinary General Meeting, pledge, sale or otherwise transfer or agree to pledge, sell or transfer any of the Ordinary Shares, nor solicit, initiate or knowingly encourage any inquiries or proposals from any person wishing to acquire them; nor will I cooperate in any way with any person seeking to make a takeover offer for Bookham;

(d) I will convene, or assist in convening, such meetings of the directors of Bookham as may be necessary to pass such resolutions as may be necessary to enable the Acquisition to be approved and implemented; and

(e) I hereby consent to the issue of any press announcement or the Circular incorporating references to me and this undertaking.

In order to secure the performance of my obligations under this undertaking, I hereby irrevocably appoint any other director of Bookham to be my attorney in my name or on my behalf, and agree that this power of attorney is given by way of security and is irrevocable under and in accordance with the Powers of Attorney Act 1971.



                                    Schedule

Number of ordinary shares of 1/3 pence each in the capital of Bookham Technology pie held by me in the following capacities ("Ordinary Shares"):

Capacity                                 Number of Shares
--------                                 ----------------

(a)  Registered Holder                   8,728,209 Ordinary Shares

(b)  Beneficial Holder                   9,945,600 Ordinary Shares

(c)  Holding as Trustee                  9,000,000 Ordinary Shares

                                         --------------------------
TOTAL                                    27,673,809 Ordinary Shares
                                         --------------------------


Executed as a Deed on                    7 October 2002 and Delivered

by the said Andrew Rickman


 /s/ Andrew Rickman
--------------------------

In the presence of

 /s/ Francine Jones
--------------------------
Witness

Name: Francine Jones

Address: Hargoown Farm
         GT. Beowyn
         Marlborough
         Wilts. SN8 3ND


Occupation:  Nanny